                                                                    EXHIBIT 99.1

Contact:  Paul Muellner                                    FOR IMMEDIATE RELEASE
                                                           ---------------------
Chief Financial Officer
John Q. Hammons Hotels, Inc.
417-864-4300

JOHN Q. HAMMONS HOTELS, INC. REPORTS
2004 YEAR-END FINANCIAL RESULTS


(SPRINGFIELD, MO., February 15, 2005) ---- John Q. Hammons Hotels, Inc. (AMEX:
JQH) today reported results for the fourth quarter and year end 2004.

YEAR-END RESULTS

Total revenues from continuing operations for the twelve months ended December 31, 2004 were $430.8 million, an increase of 4.2% compared to the twelve months ended January 2, 2004. We produced EBITDA from continuing operations for 2004 of $119.7 million, up 12.7% compared to $106.2 million in 2003. 2003 included an asset impairment charge, discussed below, which had a negative effect on EBITDA from continuing operations of $9.7 million. (See attached table for reconciliation of income from continuing operations to EBITDA from continuing operations and for our definition of EBITDA from continuing operations).

Basic and diluted loss per share for the twelve months ended December 31, 2004 was $0.12, compared to basic and diluted loss per share of $1.39 for the twelve months ended January 2, 2004. Discontinued operations relating to the sale of the Holiday Inn Bakersfield, California, Holiday Inn Denver Northglenn, Colorado and Holiday Inn Bay Bridge, Emeryville, California had a negative effect on basic and diluted loss per share of $1.00, for 2004, compared to $0.20 in 2003.

Net loss for 2004 was $0.6 million, compared to $7.1 million for 2003. Income from continuing operations for 2004 was $4.5 million, up $10.5 million, compared to a loss in 2003. The 2003 results from continuing operations included two items, which, after giving effect to minority interest, had an unfavorable net impact of approximately $5.4 million on the Company's income from continuing operations. One of the items was the recognition of a $2.3 million asset impairment, net of minority interest, due to the decline of the property's fair value. The other item includes $3.1 million for the limited partners' losses we must absorb, due to the inability of the limited partners' net contribution to fall below zero. 2004 includes $3.6 million for the recapture of the limited partners' losses we absorbed in previous quarters before the impact of discontinued operations. An additional $4.2 million must be recaptured before the limited partners can be allocated future earnings.

Revenue Per Available Room (RevPAR) from continuing operations was $67.51 for 2004, up 4.0% from the prior year's level of $64.92. Occupancy from continuing operations for 2004 was






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65.7%, up slightly from prior year, while our Average Daily Rate (ADR) from continuing operations was up 2.2% to $102.80.

The following represents a reconciliation of the income from continuing operations, as reported, to income from continuing operations, as adjusted (in thousands):




                                                                 THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                               DECEMBER 31,  JANUARY 2,   DECEMBER 31,   JANUARY 2,
                                                                  2004         2004          2004          2004
                                                                -------       -------       -------       -------
Income (loss) from continuing operations, as reported           $(3,606)      $(6,711)      $ 4,505       $(6,034)

Additions (subtractions):
  Asset impairment, net $7,366 of expected minority interest          -         2,334                       2,334
  Reallocation of minority interest earnings                      2,711         3,059        (3,552)        3,059
                                                                -------       -------       -------       -------
  Sub total                                                       2,711         5,393        (3,552)        5,393
                                                                -------       -------       -------       -------

Income (loss) from continuing operations, as adjusted           $  (895)      $(1,318)      $   953       $  (641)
                                                                =======       =======       =======       =======


FOURTH QUARTER RESULTS

Total revenues from continuing operations for the three months ended December 31, 2004 were $104.7 million, an increase of 5.5% compared to the three months ended January 2, 2004. We produced EBITDA from continuing operations for the 2004 quarter of $25.9 million, up 68.1% compared to $15.4 million in the 2003 quarter. EBITDA from continuing operations for the 2003 quarter includes $9.7 million related to asset impairment. (See attached table for reconciliation of income from continuing operations to EBITDA from continuing operations and for our definition of EBITDA from continuing operations).

Basic and diluted loss per share for the three months ended December 31, 2004 was $0.77, compared to basic and diluted loss per share of $1.47 for the three months ended January 2, 2004. Discontinued operations relating to the sale of the Holiday Inn Bakersfield, California, Holiday Inn Denver Northglenn, Colorado and Holiday Inn Bay Bridge, Emeryville, California had a negative effect on basic and diluted loss per share of $0.08 for the 2004 quarter, compared to $0.16 in the 2003 quarter.

Net loss for the 2004 fourth quarter was $4.0 million, compared to $7.5 million for the 2003 quarter. Loss from continuing operations for the 2004 quarter was $3.6 million, compared to $6.7 million in the 2003 quarter. The 2004 quarter's income from continuing operations was negatively impacted by $2.7 million of the limited partners' losses we absorbed, due to the inability of the limited partners' net contribution to fall below zero. The 2003 quarter was negatively impacted by $5.4 million, for the same reason mentioned above.

Revenue Per Available Room (RevPAR) from continuing operations was $61.88 for the 2004 quarter, up 5.4% from the prior year's level of $58.72. Occupancy from continuing operations for the 2004 quarter was 60.3%, up slightly from prior year, while our Average Daily Rate (ADR) from continuing operations was up 3.9% to $102.67.





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FINANCING AND INVESTING ACTIVITIES

Since the beginning of 2004, we have reduced total debt by over $15.9 million, including scheduled principal amortization. We utilized the proceeds from the sale of Holiday Inn Bakersfield, California to pay down debt, in addition to regularly scheduled principal payments. Our current portion of long-term debt ($8.4 million) is attributable to scheduled principal amortization on various individual hotel mortgages.

OPERATIONS OUTLOOK

As expected, the industry has continued to recover throughout 2004, generating RevPAR and EBITDA above our 2003 levels. This recovery should continue to enhance our cash generation and produce favorable results as we focus on operational efficiencies into 2005.

Although we are not developing new hotels, Mr. Hammons personally has numerous projects in various stages of development, which we will manage upon completion, including properties in St. Charles and Springfield, Missouri; Frisco, Texas; Albuquerque, New Mexico; and Hampton, Virginia. Mr. Hammons opened properties in Junction City, Kansas in September and in North Charleston, South Carolina in October.

John Q. Hammons Hotels, Inc. is a leading independent owner and manager of affordable upscale, full service hotels located primarily in key secondary markets. We own 44 hotels located in 20 states, containing 10,853 guest rooms or suites, and manage 14 additional hotels located in nine states, containing 3,158 guest rooms or suites. The majority of these 58 hotels operate under the Embassy Suites, Holiday Inn and Marriott trade names. Most of our hotels are located near a state capitol, university, convention center, corporate headquarters, office park or other stable demand generator. A copy of this press release announcing our earnings as well as other financial information will be available in the Investor Relations section of our website at www.jqhhotels.com.

                                      ***

NOTE -- FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, regarding, among other things, our operations outlook, business strategy, prospects and financial position. These statements contain the words "believe," "anticipate," "estimate," "expect," "forecast," "project," "intend," "may," and similar words. These forward-looking statements are not guarantees of future performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others:

     - General economic conditions, including the speed and strength of the economic recovery;

     -    The impact of any serious communicable diseases on travel;

     -    Competition;




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     -    Changes in operating costs, particularly energy and labor costs;

     - Unexpected events, such as the September 11, 2001 terrorist attacks, or outbreaks of war;

     - Risks of hotel operations, such as hotel room supply exceeding demand, increased energy and other travel costs and general industry downturns;

     -    Seasonality of the hotel business;

     -    Cyclical over-building in the hotel and leisure industry;

     - Requirements of franchise agreements, including the right of some franchisors to immediately terminate their respective agreements if we breach certain provisions; and

     -    Costs of complying with applicable state and federal regulations.

         These risks and uncertainties should be considered in evaluating any forward-looking statements contained in this press release. We undertake no obligation to update or revise publicly any forward looking statement, whether as a result of new information, future events or otherwise, other than as required by law.


                             - - Tables Attached - -






                                       7


















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                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                       (000's omitted, except share data)



                                                                        THREE MONTHS ENDED                 TWELVE MONTHS ENDED
REVENUES:                                                       DEC. 31, 2004      JAN. 2, 2004      DEC. 31, 2004     JAN. 2, 2004
                                                                -------------      ------------      -------------     ------------
  Rooms
  Food and beverage                                              $    61,128       $    58,019       $   266,800       $   256,564
  Meeting room rental, related party management fee and other         30,800            29,275           112,389           108,315
    Total revenues                                                    12,773            11,913            51,591            48,596
                                                                 -----------       -----------       -----------       -----------
                                                                     104,701            99,207           430,780           413,475
OPERATING EXPENSES:
Direct operating costs and expenses:
    Rooms                                                             15,818            15,954            66,712            64,096
    Food and beverage                                                 21,827            21,779            84,178            82,524
    Other                                                                455               599             2,145             2,584

  General, administrative, sales and management service expenses      36,132            31,337           139,902           130,980

  Repairs and maintenance                                              4,582             4,440            18,193            17,430

  Asset impairment                                                         -             9,700                 -             9,700

  Depreciation and amortization                                       13,277            13,351            49,519            49,783
                                                                 -----------       -----------       -----------       -----------

    Total operating expenses                                          92,091            97,160           360,649           357,097
                                                                 -----------       -----------       -----------       -----------

INCOME FROM OPERATIONS                                                12,610             2,047            70,131            56,378

OTHER (INCOME) EXPENSE:
  Other income                                                             -                 -              (193)             (175)
  Interest income                                                       (341)             (124)             (788)             (546)
  Interest expense and amortization of deferred financing fees        16,380            16,770            66,286            68,068
  Extinguishment of debt costs                                           144               456               144               774
                                                                 -----------       -----------       -----------       -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  MINORITY INTEREST AND PROVISION FOR
  INCOME TAXES                                                        (3,573)          (15,055)            4,682           (11,743)
  Minority interest in losses of partnership                               -             8,374                 -             5,859
                                                                 -----------       -----------       -----------       -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  PROVISION FOR INCOME TAXES                                          (3,573)           (6,681)            4,682            (5,884)
  Provision for income taxes                                             (33)              (30)             (177)             (150)
                                                                 -----------       -----------       -----------       -----------

INCOME (LOSS) FROM CONTINUING OPERATIONS                              (3,606)           (6,711)            4,505            (6,034)
  Discontinued operations                                               (429)             (799)           (5,150)           (1,027)
                                                                 -----------       -----------       -----------       -----------

NET LOSS ALLOCABLE TO THE COMPANY                                $    (4,035)      $    (7,510)      $      (645)      $    (7,061)
                                                                 ===========       ===========       ===========       ===========

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:
  Income from continuing operations                              $     (0.69)      $     (1.32)      $      0.87       $     (1.18)
  Discontinued operations                                              (0.08)            (0.16)            (1.00)            (0.20)
                                                                 -----------       -----------       -----------       -----------
    Net loss allocable to the Company                            $     (0.77)      $     (1.47)      $     (0.12)      $     (1.39)
                                                                 ===========       ===========       ===========       ===========

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING              5,245,334         5,102,979         5,173,705         5,092,829
                                                                 ===========       ===========       ===========       ===========


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                          JOHN Q. HAMMONS HOTELS, INC.
                                  AND COMPANIES
       (Amounts in thousands except earnings per share and operating data)




                                                                                 THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                                DEC. 31,       JAN. 2,      DEC. 31,       JAN. 2,
                                                                                  2004          2004          2004          2004
                                                                               ---------     ---------     ---------     ---------

RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS TO EBITDA FROM
CONTINUING OPERATIONS:
Income (loss) from continuing operations                                       $  (3,606)    $  (6,711)    $   4,505     $  (6,034)
Provision for income taxes                                                            33            30           177           150
Minority interest in loss of partnership                                               0        (8,374)            0        (5,859)
Interest income                                                                     (341)         (124)         (788)         (546)
Interest expense and amortization of deferred financing fees                      16,380        16,770        66,286        68,068
Other income                                                                           0             0          (193)         (175)
Depreciation and amortization                                                     13,277        13,351        49,519        49,783
Extinguishment of debt costs                                                         144           456           144           774
                                                                               ---------     ---------     ---------     ---------
EBITDA from continuing operations (a) (b)                                      $  25,887     $  15,398     $ 119,650     $ 106,161
                                                                               =========     =========     =========     =========

EBITDA MARGIN (% OF TOTAL REVENUE)                                                  24.7%         15.5%         27.8%         25.7%



(a) EBITDA from continuing operations is defined as income from continuing operations before interest income and expense, income tax expense, depreciation and amortization, minority interest, extinguishment of debt costs and other income. Management considers EBITDA to be one measure of operating performance for the Company before debt service that provides a relevant basis for comparison, and EBITDA is presented to assist investors in analyzing the performance of the Company. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States, nor should it be considered as an indicator of the overall financial performance of the Company. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

(b) EBITDA from continuing operations for the 2003 three and twelve months include an Asset Impairment charge of $9.7 million.




                                                                          THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                                        DEC. 31,      JAN. 2,       DEC. 31,       JAN. 2,
                                                                         2004           2004         2004          2004
                                                                       ---------     ---------     ---------     ---------
TOTAL OWNED HOTELS:
Occupancy from continuing operations                                        60.3%         59.4%        65.7%         64.6%
Average Room Rate from continuing operations                             $102.67       $ 98.82      $102.80       $100.55
RevPAR (Room Revenue per available room) from continuing operations      $ 61.88       $ 58.72      $ 67.51       $ 64.92






                                                               DEC. 31,      JAN. 2,       JAN. 3,
                                                                2004          2004          2003
                                                             ---------     ---------     ---------
SELECTED BALANCE SHEET DATA
Current Assets                                               $ 81,923      $ 54,022      $ 52,020

Total Assets                                                 $816,499      $822,183      $859,972

Current Liabilities Excluding Debt                           $ 48,836      $ 41,043      $ 40,789

Current Portion of Long-Term Debt                            $  8,378      $  7,423      $ 13,683

Total Long-Term Debt Including Current Portion               $765,204      $781,072      $806,342

Total Cash and Equivalents, Restricted Cash and
  Marketable Securities                                      $ 93,958      $ 61,222      $ 50,368

Net Debt (Total Long-Term Debt less Total Cash and
  Equivalents, Restricted Cash and Marketable Securities)    $671,246      $719,850      $755,974


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